CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Trustees of Ivy Fund

          We hereby consent to the incorporation by reference in Post-Effective Amendment No. 84 to the Registration Statement on Form N-1A (File No. 2-17613, hereafter the "Registration
          Statement") of Ivy Fund of our reports dated February 16, 1996, relating to the financial statements and financial highlights of Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Latin America Strategy Fund, Ivy Global Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund and Ivy New Century Fund (hereafter the "Funds") appearing in the December 31, 1995 Annual Reports to Shareholders of the Funds, which annual reports are incorporated by reference in the Registration Statement.

          We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



          COOPERS & LYBRAND L.L.P.



          Fort Lauderdale, Florida
          March 1, 1996